UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2018 (May 1, 2018)

AERKOMM INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55925	46-3424568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

923 Incline Way #39, Incline Village, NV 89451
(Address of principal executive offices)

(877) 742-3094
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 1st, 2018, we entered into a binding memorandum of understanding (the “Acquisition MOU”) with Cai Mingyu (the “Seller”), on behalf of our to-be-organized wholly owned subsidiary to be established in Taiwan under the name Aircom Data Processing Co., Ltd (“ADPC”), pursuant to which we and the Seller agreed to preliminary terms and conditions relating to the acquisition by ADPC of a parcel of land (the “Parcel”) located at the Taishui Grottoes in the Xinyi District of Keelung City, Taiwan (the “Acquisition”). The Parcel consists of approximately 6.36 acres of undeveloped land, and the purchase price for the Parcel is NT$1,056,297,507, or approximately US $36 million (the “Purchase Price”). Pursuant to the terms of the Acquisition MOU, (i) we are required to pay a refundable deposit (the “Deposit”) equal to 50% of the Purchase Price, or approximately US $18 million, by June 30, 2018, and (ii) the Purchase Price, including the Deposit, is expected to be funded from the net proceeds from our current underwritten, best efforts public offering (effective registration statement on Form S-1 on file with the Securities and Exchange Commission - SEC File No. 333-222208). We may fund the Deposit through multiple payments, if necessary, to reflect amounts raised in multiple closings of our registered offering. The closing of the Acquisition is conditioned upon the final approval of the Acquisition by our board of directors and the success of our public offering. If we fail to raise sufficient funds in our public offering to pay the Deposit by June 30, 2018 or if our board of directors fails to approve the definitive, negotiated purchase and sale agreement relating to the Acquisition (the “Purchase and Sale Agreement”), the Acquisition MOU will be unconditionally terminated and the Deposit, to the extent that it had been paid, will be returned to us in cash or in an equivalent amount of securities if the Seller does not have sufficient cash on hand to return the Deposit in full. The value of any securities so transferred to us shall be valued by an independent Taiwanese third party, Asset Management Co., Ltd.

Concurrent with the execution of the Acquisition MOU, we entered into a separate binding memorandum of understanding (the “Lease MOU”), on behalf of ADPC, with Golden Plate Limited, a Samoa based telecom company (“GPL”), pursuant to which we and GPL agreed to preliminary terms and conditions relating to the lease by GPL of the Parcel for five years (the “Lease”). GPL intends to build and operate a data processing center and satellite uplink ground station on the Parcel. Under the terms of the Lease MOU, GPL has agreed to pay us rent for the Parcel in the amount of NT$70 million (approximately US $2.3 million) per year. The Lease is conditioned on our completion of the Acquisition of the Parcel, and detailed terms and conditions of the Lease will be set forth in a definitive lease agreement (the “Lease Contract”) to be negotiated and signed following our completion of the Acquisition.

There can be no assurances that we will be able to raise sufficient funds in our public offering to pay the Deposit or complete the Acquisition or that our board of directors will approve the Purchase and Sale Agreement. Further, assuming we do complete the Acquisition, there can be no assurance that we will be able to successfully negotiate and sign the Lease Contract or that we will be able to generate any revenue from our ownership and lease of the parcel.

ITEM 9.01. FINANCIAL STATEMENT AND EXHIBITS

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
10.1	Purchase Memorandum of Understanding dated May 1, 2018 by and between the Registrant and Cai Mingyu (Official Chinese Version)
10.2	Purchase Memorandum of Understanding dated May 1, 2018 by and between the Registrant and Cai Mingyu (Unofficial English Translation)
10.3	Lease Memorandum of Understanding dated May 1, 2018 by and between the Registrant and Golden Plate Limited (Official Chinese Version)
10.4	Lease Memorandum of Understanding dated May 1, 2018 by and between the Registrant and Golden Plate Limited (Unofficial English Translation)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2018	AERKOMM INC.

/s/ Y. Tristan Kuo
Name: Y. Tristan Kuo
Title: Chief Financial Officer

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